AMENDED AND RESTATED BYLAWS
OF
PUTNAM HIGH INCOME SECURITIES FUND,
PUTNAM MASTER INTERMEDIATE INCOME TRUST, AND
PUTNAM PREMIER INCOME TRUST

(Dated as of October 17, 2014)


ARTICLE 1
Agreement and Declaration of Trust and Principal Office

      1.1 Agreement and Declaration of Trust. These Bylaws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the Declaration of Trust), of the Massachusetts business trust established by the Declaration of Trust (the Trust). Capitalized terms used but not defined in these Bylaws have the meanings given to them in the Declaration of Trust.

      1.2 Principal Office of the Trust. The principal office of the Trust shall be located in Boston, Massachusetts. The Trust may have other principal offices within or without the Commonwealth of Massachusetts as the Trustees may from time to time determine.

ARTICLE 2
Meetings of Trustees

      2.1 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

      2.2 Special Meetings. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chair of the Trustees, the President, the Executive Vice President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Clerk or an Assistant Clerk or by the officer or the Trustees calling the meeting.

      2.3 Notice of Special Meetings. It shall be sufficient notice to a Trustee of a special meeting: (a) to send notice (i) by mail at least forty-eight hours before the meeting, (ii) by courier at least forty-eight hours before the meeting, (iii) by electronic mail (e-mail), facsimile or other electronic means at least twenty-four hours before the meeting, in each case, addressed to the Trustee at his or her usual or last known business or residence address (or e-mail address, facsimile number or other appropriate address); or (b) to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a special meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting before or at its commencement the lack of notice to him or her. Any written waiver of notice may be provided and delivered to the Trust by mail, courier, e-mail, facsimile or other electronic means. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting. All notices shall be deemed to be given when sent.

      2.4 Quorum. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Once a quorum has been validly established for a meeting, it cannot be broken by Trustees withdrawing from the meeting. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

      2.5 Telephone Meeting; Action Without a Meeting. Except as otherwise provided in the Declaration of Trust and these Bylaws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at the meeting of the Trustees (a quorum being present), including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting. Any action to be taken by the Trustees may also be taken without a meeting if one or more written consents thereto are signed by a majority of the Trustees. Any written consent may be given by mail, courier, e-mail, facsimile or other electronic means. Copies of such written consents shall be filed with the minutes of the proceedings of the Trustees. Such consents shall be treated for all purposes as a vote taken at a meeting of the Trustees. If in accordance with the provisions of the Declaration of Trust and these Bylaws any action is taken by the Trustees by written consents of less than all of the Trustees, then prompt notice of any such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

ARTICLE 3
Officers

      3.1 Enumeration; Qualification. The officers of the Trust shall be a President, a Treasurer, a Clerk and such other officers (including Vice President, which shall include the office of Executive Vice President), if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. In addition, there shall be a Chair of the Trustees, who will be considered an officer of the Trustees and not of the Trust. The Chair of the Trustees shall be a Trustee and may but need not be a Shareholder; and any other officer may but need not be a Trustee or a Shareholder. Any two or more offices may be held by the same person.

      3.2 Election. The Chair of the Trustees, the President, the Treasurer and the Clerk shall be elected by the Trustees upon the occurrence of any vacancy in any such office. Other officers, if any, may be elected or appointed by the Trustees at any time. Vacancies in any such other office may be filled at any time.

      3.3 Tenure. The Chair of the Trustees, the President, the Treasurer and the Clerk shall hold office in each case until he or she dies, resigns, is removed or becomes disqualified. Each other officer shall hold office, and each agent shall retain authority, at the pleasure of the Trustees. Notwithstanding the foregoing, the tenure of any officer of the Trust who is an employee or officer of the Trusts investment adviser or its affiliates shall automatically terminate contemporaneously with the termination of such persons employment with, or service as officer of, the Trusts investment adviser and all of its affiliates.

      3.4 Powers. Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers set forth in these Bylaws and in the Declaration of Trust, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

      3.5 Chair. Unless the Trustees otherwise provide, the Chair of the Trustees shall preside at all meetings of the Trustees. The Chair of the Trustees shall have such other duties and powers relating to the operations of the Trustees as the Trustees may from time to time designate, but shall have no individual authority to act for the Trust as an officer of the Trust. The Trustees, including a majority of the Trustees who are not interested persons of the Trust, as that term is defined in the 1940 Act, may appoint one or more persons to perform the duties of the Chair of the Trustees in the event of his or her absence at any meeting or in the event of his or her disability. The Chair of the Trustees shall also have the power to appoint one or more persons to perform the duties of the Chair of the Trustees in the event of his or her absence at any meeting.

      3.6 President. Unless the Trustees otherwise provide by vote or otherwise, the President shall be the principal executive officer of the Trust.

      3.7 Treasurer. Unless the Trustees otherwise provide by vote or otherwise, the Treasurer shall be the principal financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser, subadviser or manager, or transfer, Shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the principal executive officer of the Trust.

      3.8 Clerk. The Clerk shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Clerk from any meeting of the Shareholders or Trustees (or a Committee thereof), an Assistant Clerk, or if there be none or if he or she is absent, a temporary Clerk chosen at such meeting by the chair of such meeting, shall record the proceedings thereof in the aforesaid books.

      3.9 Resignations and Removals. Any Trustee or officer may resign at any time by written instrument signed by him or her and delivered to the Chair of the Trustees, the President or the Clerk or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer elected or appointed by them with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no Trustee or officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

ARTICLE 4
Committees

      4.1 Quorum; Voting. Except as provided below or as otherwise specifically provided in the votes or charter constituting a Committee of the Trustees and providing for the conduct of its meetings, a majority of the members of any Committee of the Trustees shall constitute a quorum for the transaction of business (which quorum once validly established cannot be broken by Trustees withdrawing from the meeting), and any action of such a Committee may be taken by a vote of a majority of the members of such Committee (a) present at a meeting of such Committee (a quorum being present), including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time (participation by such means shall constitute presence in person at a meeting), or (b) evidenced by one or more written consents, including written consents submitted by mail, courier, e-mail, facsimile or other electronic means. Copies of such written consents shall be filed with the minutes of the proceedings of such Committee. Such consents shall be treated for all purposes as a vote taken at a meeting of such Committee. If in accordance with the provisions of the Declaration of Trust and these Bylaws any action is taken by written consents of less than all of the Committees members, then prompt notice of any such action shall be furnished to each member who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice. In the absence of any member of any such Committee, the members thereof present at any properly called meeting, whether or not they constitute a quorum, may appoint a member of the Trustees to act at that meeting only in the place of any absent member.

	Except as specifically provided in the votes constituting a Committee of the Trustees and providing for the conduct of its meetings, Section 2.3 of these Bylaws relating to special meetings shall govern the notice requirements for Committee meetings.

	4.2 Authority of Trustees. The Trustees have the power to rescind any action of any Committee, but no such rescission shall have retroactive effect unless determined so by the Trustees.

ARTICLE 5
Reports

      5.1 General. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

ARTICLE 6
Fiscal Year

      6.1 General. Except as from time to time otherwise provided by the Trustees, the initial fiscal year of the Trust shall end on such date as is determined in advance or in arrears by the Treasurer, and subsequent fiscal years shall end on such date in subsequent years.

ARTICLE 7
Seal

      7.1 General. The seal of the Trust, if any, shall consist of a flat-faced die with the word Massachusetts, together with the name of the Trust and the year of its organization cut or engraved thereon but, unless otherwise required by the Trustees, the seal need not be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

ARTICLE 8
Execution of Papers

      8.1 General. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made, accepted or endorsed by the Trust shall be signed by the President, a Vice President or the Treasurer, and need not bear the seal of the Trust.

ARTICLE 9
Issuance of Shares and Share Certificates

      9.1 Sale of Shares. Except as otherwise determined by the Trustees, the Trust will issue and sell for cash or securities from time to time full and fractional Shares, such Shares to be issued and sold at a price of not less than the par value per share, if any, and not less than the net asset value per share as from time to time determined in accordance with procedures adopted by the Trustees and, in the case of fractional Shares, at a proportionate reduction in such price. In the case of Shares sold for securities, such securities shall be valued in accordance with procedures approved by the Trustees for determining the value of the assets of the Trust. The officers of the Trust are severally authorized to take all such actions as may be necessary or desirable to carry out this Section 9.1.

      9.2 Share Certificates. In lieu of issuing certificates for Shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

      The Trustees may at any time authorize the issuance of Share certificates. In that event, each Shareholder shall be entitled to a certificate stating the number of Shares owned by him or her, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent or by a registrar. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

      9.3 Loss of Certificates. The transfer agent of the Trust, with the approval of any two officers of the Trust, is authorized to issue and countersign replacement certificates for the Shares of the Trust which have been lost, stolen or destroyed upon (i) receipt of an affidavit or affidavits of loss or non-receipt and of an indemnity agreement executed by the registered holder or his or her legal representative and supported by an open penalty surety bond, said agreement and said bond in all cases to be in form and content satisfactory to and approved by the President or the Treasurer, or (ii) receipt of such other documents as may be approved by the Trustees.

      9.4 Issuance of New Certificate to Pledgee. A pledgee of Shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a Shareholder and entitled to vote thereon.

      9.5 Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of Share certificates and may, by written notice to each Shareholder whom the Trust believes to hold a Share certificate, require the surrender of Share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Trust.

ARTICLE 10
Shareholders

      10.1 Annual Meeting. The annual meeting of the Shareholders of the Trust shall be held on the last Friday in April in each year or on such other day as may be fixed by the Trustees. The meeting shall be held at such time as the Trustees may fix in the notice of the meeting or otherwise. Purposes for which an annual meeting is to be held, additional to those prescribed by law or these Bylaws, may be specified by the Trustees. Any previously scheduled annual meeting of Shareholders may be postponed or cancelled by the Trustees upon public notice given prior to the time previously scheduled for such meeting, in accordance with these Bylaws.

      10.2 Adjournment. Any meeting of Shareholders may, by action of the chair of the meeting, be adjourned from time to time without notice other than announcement at the meeting at which the adjournment is taken with respect to one or more matters to be considered at such meeting to a designated date which may be more than 120 days after the date initially set for the meeting, time and place, whether or not a quorum is present with respect to such matter. Upon motion of the chair of the meeting, the question of adjournment may be (but is not required by these Bylaws to be) submitted to a vote of the Shareholders, and in that case, any adjournment with respect to one or more matters must be approved by the vote of holders of a majority of the Shares present and entitled to vote with respect to the matter or matters adjourned and, if approved, such adjournment shall take place without further notice other than announcement at the meeting at which the adjournment is taken. Unless a proxy is otherwise limited in this regard, any Shares present and entitled to vote at a meeting, including any Shares that are represented by broker non-votes, may, at the discretion of the proxies named therein, be voted in favor of such an adjournment. Any proposal for which sufficient favorable votes have been received may (but need not) be acted upon and considered final and effective regardless of whether the meeting is adjourned to permit additional solicitation with respect to any other proposal that is properly before the meeting.

      10.3 Conduct of Meetings. Meetings of the Shareholders shall be presided over by the Chair of the Trustees, or, if the Chair is not present at the meeting, then by a Trustee or officer designated by the Chair or authorized by the Trustees, or if there is no such person present at the meeting, then by any officer of the Trust present at the meeting, and such person shall be deemed for all purposes the chair of the meeting. The chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing: an agenda or order of business for the meeting; rules and procedures for maintaining order at the meeting and the safety of those present; conditions on the recording of the meeting; limitations on participation in such meeting to Shareholders of record of the Trust and their duly authorized and constituted proxies, and such other persons as the chair shall permit; restrictions on entry to the meeting after the time fixed for the commencement thereof; limitations on the time allotted to questions or comments by participants; conditions for the removal of any Shareholder or any other person who refuses to comply with meeting procedures, rules or guidelines as set forth by the chair of the meeting; and regulations for the opening and closing of the polls for balloting on matters which are to be voted on by ballot. With the exception of proposals submitted in accordance with, and otherwise meeting the requirements of, Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor provisions, only matters proposed by the Trustees may be included in the Trusts proxy materials. At all meetings of Shareholders, unless voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chair of the meeting. The chair of the meeting shall determine, in the chairs sole discretion, whether to appoint an inspector for any meeting. Unless otherwise determined by the chair of the meeting, meetings shall not be required to be held in accordance with any rules of parliamentary procedure.

      10.4 Record Dates. For the purpose of determining the Shareholders of any class or series of Shares of the Trust who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees (or their designees) may from time to time fix a time, which shall be not more than 90 days before the date of any meeting of Shareholders or more than 60 days before the date of payment of any dividend or of any other distribution, as the record date for determining the Shareholders of such class or series having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only Shareholders of record on such record date shall have such right notwithstanding any transfer of Shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any such purposes close the register or transfer books for all or part of such period.

      10.5 Communications with Shareholders. Any notices, reports, statements or other communications with Shareholders of any kind required under the Declaration of Trust, these Bylaws or applicable law may be sent, delivered or made available in any reasonable manner as may be determined by the Trustees or officers if not otherwise prohibited by applicable law, including, without limitation, by mail, courier, e-mail, facsimile or other electronic means or by posting on a website; and such communications may be sent, delivered or otherwise made available to Shareholders in accordance with householding or other similar rules under which a single copy of such notice or report may be sent to Shareholders who reside at the same address. No communication need be given to any Shareholder who shall have failed to inform the Trust of the Shareholders current address and the Trustees may from time to time adopt, or may authorize the officers or agents of the Trust to adopt, procedures or policies with respect to communications to Shareholders that are returned to the Trust or its agents as undeliverable and similar matters. Any Shareholder may waive receipt of any notice or other communication.

      10.6 Proxies. The placing of a Shareholders name on a proxy pursuant to telephone or electronically transmitted instructions (including instructions submitted via the Internet) obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder.

ARTICLE 11

      11.1 Inspection of Books. The Trustees shall from time to time determine whether and to what extent, at what times and places and under what conditions and regulations any of the accounts and books of the Trust shall be open to the inspection of the Shareholders, and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by these Bylaws.

ARTICLE 12
Advance Notice Provisions

      12.1 Advance Notice of Shareholder Nominations of Trustees and Other Shareholder Proposals. The matters to be considered and brought before any meeting of Shareholders shall be limited to only such matters, including the nomination and election of Trustees, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 12.1. Only persons who are nominated in accordance with the following procedures, other than persons nominated by the Board of Trustees, shall be eligible for election as Trustees, and no proposal to fix the number of Trustees shall be considered at or brought before a meeting of Shareholders or otherwise transacted unless notice is provided in accordance with the following procedures.
      (a) Shareholder Nominations for Trustee and Other Shareholder Proposals for Meetings of Shareholders.
      (1)  For any matter to be properly brought before a
meeting of Shareholders, the matter must be (i)
specified in the notice of meeting given by or at the
direction of the Trustees pursuant to Article V,
Section 2 of the Declaration of Trust, (ii) brought
before the meeting by or at the direction of the
Trustees (or any duly authorized committee thereof) or
the Chair of the Trustees or (iii) brought before the
meeting by any Shareholder of the Trust who was a
Shareholder of record (1) at the time the notice
provided for in this Section 12.1 is delivered to the
Clerk of the Trust, (2) at the record date for the
meeting and (3) at the time of the meeting, who is
entitled to vote at the meeting on the nomination or
proposal for which the Shareholder has provided notice
prior to such meeting in accordance with this Article
12, and who complies with the notice procedures set
forth in subparagraph (2) of this paragraph (a) of this
Section 12.1 and the other requirements of this Article
12.  If the Shareholder ceases to be a holder of record
of Shares, or if the beneficial owner ceases to be the
beneficial owner of Shares to the extent the record
owner and beneficial owner are not the same person,
entitled to vote at such meeting on the nomination or
proposal for which the Shareholder has provided notice
prior to such meeting in accordance with this Article
12, the Shareholders proposal shall automatically be
withdrawn from consideration at the meeting.
      (2)  For such matter to be properly brought before
a meeting by a Shareholder pursuant to clause (iii) of subparagraph (1) of paragraph (a) of this Section 12.1, the Shareholder must have given timely notice thereof
in writing to the Clerk of the Trust in accordance with
paragraph (b) of this Section 12.1.  The Shareholders
notice shall contain, at a minimum, the required
information set forth in paragraph (c) of this Section
12.1.
      (b)  Timely Notice.
      (1)  Annual Meeting.  To be timely, a Shareholders
notice required by subparagraph (2) of paragraph (a) of
this Section 12.1 in respect of an annual meeting or a
special meeting in lieu of an annual meeting (each, an
Annual Meeting) shall be delivered to the Clerk at the
principal executive offices of the Trust not less than
sixty (60) nor more than ninety (90) days prior to the anniversary date of the immediately preceding Annual
Meeting; provided, however, if and only if the Annual
Meeting is not scheduled to be held on a date that is
within thirty (30) days before or after such
anniversary date, notice by the Shareholder in order to
be timely must be so received no later than the close
of business on the tenth (10th) day following the
earlier of the date on which notice of the date of the
annual meeting was first mailed to Shareholders and the
date on which the date of the Annual Meeting was
publicly announced or disclosed.
      (2)  Special Meeting (Other than Special Meeting in
Lieu of Annual Meeting).  To be timely, a Shareholders
notice required by subparagraph (2) of paragraph (a) of
this Section 12.1 in respect of a special meeting shall
be delivered to the Clerk at the principal executive
offices of the Trust not later than the close of
business on the tenth (10th) day following the earlier
of the date on which notice of the date of the special
meeting was first mailed to Shareholders and the date
on which the date of the special meeting was publicly
announced or disclosed.
      (3)  General.  In no event shall one or more
adjournments or postponements (or public announcements
thereof) of a meeting of Shareholders commence a new
time period (or extend any time period) for the giving
of a Shareholders notice as described in this paragraph
(b) of this Section 12.1.
      (4)  Publicly Announced or Disclosed.  For purposes
of this Section 12.1, a matter shall be deemed to have
been publicly announced or disclosed if such matter is
disclosed in a press release reported by the Dow Jones
News Service, Associated Press or comparable national
news service, in a document publicly filed by the Trust
with the Securities Exchange Commission, or on a
website accessible to the public maintained by the
Trust or its investment adviser or an affiliate of such investment adviser with respect to the Trust.
      (c)  Content of Shareholders Notice.
      (1)  Shareholder Nominations and Proposals to Fix
the Number of Trustees.  Any Shareholder desiring to
nominate any person or persons (as the case may be) for
election as a Trustee or Trustees of the Trust shall
set forth in the Shareholders notice required by this
Section 12.1 as to each person, if any, whom the
Shareholder proposes to nominate for election or re-
election as a Trustee (i) the persons name, age, date
of birth, business address, residence address and
nationality; (ii) any other information regarding the
person required by each of paragraphs (a), (d), (e) and
(f) of Item 401 of Regulation S-K and paragraph (b) of
Item 22 of Rule 14a-101 (Schedule 14A) under the
Exchange Act; (iii) any other information regarding the
person that would be required to be disclosed in a
proxy statement or other filings required to be made in connection with solicitation of proxies for election of
Trustees or directors pursuant to Section 14 of the
Exchange Act and the rules and regulations promulgated thereunder; (iv) whether the Shareholder believes the person is or will be an interested person of the Trust
(as defined in the 1940 Act) and, if not an interested
person, information regarding the person that will be
sufficient for the Trust to make such determination;
(v) the written consent of the person to being named as
a nominee and to serve as a Trustee if elected; and
(vi) the class or series and number of all Shares owned beneficially and of record by the person. Any
Shareholders notice required by this Section 12.1 in
respect of a proposal to fix the number of Trustees
shall also set forth a description and the text of the
proposal, which description and text shall state a
fixed number of Trustees that otherwise complies with
the Bylaws and the Declaration of Trust, and shall be
accompanied by a written statement as to why the
Shareholder believes that the proposal to fix the
number of Trustees at the specified number is in the
best interests of Shareholders.
      (2)  Other Proposals.  Any Shareholder desiring to
propose any matter at a Shareholders meeting, other
than the nomination of one or more persons for the
election of Trustee or Trustees or a proposal to fix
the number of Trustees (which shall be subject to the
provisions of subparagraph (1) of paragraph (c) of this
Section 12.1) shall set forth in the Shareholders
notice required by this Section 12.1 (i) the exact text
of the proposal to be presented; (ii) a brief written
statement of the reasons why such Shareholder favors
the proposal; and (iii) a brief written statement why
the proposal is in the best interests of Shareholders.
      (3)  General Requirements.  Without limiting the
foregoing, any Shareholder who gives a Shareholders
notice of any matter proposed to be brought before a
Shareholder meeting (whether or not involving nominees
for Trustees) as required by this Section 12.1 shall
set forth in such Shareholders notice, (i) the name and
address of the Shareholder, as it appears on the Trusts
books; (ii) the class or series and number of all
Shares owned beneficially and of record by the
Shareholder (or by each of the record owner and
beneficial owner if not the same person, identifying
the name and address of each); (iii) any material
interest of such Shareholder in the matter proposed
(other than as a Shareholder); (iv) if the proposal
involves nominee(s) for Trustees, a description of all arrangements or understandings between the Shareholder and each proposed nominee and any other person or
persons (including their names) pursuant to which the nomination(s) are to be made by the Shareholder; (v) a representation that the Shareholder intends to appear in person or by proxy at the meeting to act on the
matter(s) proposed; (vi) any other information relating
to the Shareholder that would be required to be
disclosed in a proxy statement or other filings
required to be made in connection with solicitation of
proxies with respect to the matter(s) proposed pursuant
to Section 14 of the Exchange Act and the rules and
regulations promulgated thereunder; (vii) to the extent
known by the Shareholder giving notice, the name and
address of any other Shareholder supporting the
proposed nominee or other proposal; and (viii) in the
case of a beneficial owner, evidence establishing such
beneficial owners indirect ownership of, and
entitlement to vote, Shares at the meeting of
Shareholders. As used in this Section 12.1, Shares
beneficially owned shall mean all Shares which such
person is deemed to beneficially own pursuant to Rules
13d-3 and 13d-5 under the Exchange Act.  The
Shareholder shall also provide such other information
as the Board of Trustees may reasonably request in
order to assess whether the matter is a proper matter
for Shareholder consideration and determine a position
with respect to such proposal.
      (4)  Beneficial Owner.   If the record owner and
the beneficial owner of the Shares are not the same person, the Shareholder shall also provide the information called for by clauses (iii), (iv), (v),
(vi) and (vii) of subparagraph (3) of paragraph (c) of this Section 12.1 in respect of the beneficial owner of such Shares.
      (d) Attendance at Meeting. Notwithstanding the foregoing provisions of this Article 12, unless otherwise required by the Declaration or Trust or applicable law, if the Shareholder who has provided the notice prescribed in paragraph (b) of this Section 12.1 does not appear at the meeting to present in person the nominations or other proposals that were the subject of such notice, any such nomination or nominations shall not be acted on and any proposal or proposals shall not be transacted.
      (e)  Authority to Determine Compliance with Procedures.
The person presiding at any meeting of Shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to (i) determine whether a nomination or proposal was made in compliance with the procedures set forth in this Article 12 and elsewhere in the Bylaws and in the Declaration of Trust and (ii) if any nomination or proposal is not so in compliance to declare that such nomination or proposal shall be disregarded.

ARTICLE 13
Amendments to the Bylaws

      13.1 General. These Bylaws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office.
These Bylaws may not be amended by Shareholders.




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